CONTRACTUAL FEE/EXPENSE WAIVER AGREEMENT


         Agreement effective as of the 16th day of June 2008 by and between the Turner Funds, a Massachusetts business trust (the "Trust"), and Turner Investment Partners, Inc., a Pennsylvania corporation ("TIP").

         TIP hereby agrees to limit the net total operating expenses at the levels indicated through June 30, 2009 for each of the following Funds:

Fund:                                               Net Total Operating Expenses
----                                                ----------------------------
Turner Core Growth 130/30 Fund
         Institutional Class                        1.10%
         Investor Class                             1.35%
Turner Quantitative Broad Market Equity Fund
         Institutional Class                        0.64%
         Investor Class                             0.89%


         This Agreement shall be renewable at the end of each term for an additional one year term upon the written agreement of the parties hereto.

         This Agreement supersedes any prior contractual waiver agreement(s) between the parties, but only with respect to the Funds listed above.

         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their officers designated below effective as of the day and year first above written.

TURNER FUNDS                                    TURNER INVESTMENT PARTNERS, INC.


By: /s/ Thomas R. Trala                           By: /s/ Brian F. McNally
    ---------------------------                       --------------------------
              Signature                                        Signature



Name:  Thomas R. Trala                            Name: Brian F. McNally
      -------------------------                        ------------------------
              Printed                                          Printed


Title: President and Chief Executive Officer    Title: General Counsel and Chief
                                                       Compliance Officer